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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Equity Incentive Plan (2000 Plan) and the 2000 Employee Stock Purchase Plan (2000 ESP Plan) of Lightspan, Inc. of our report dated February 20, 2003, with respect to the consolidated financial statements of Lightspan, Inc. included in its Annual Report (Form 10-K/A) for the year ended January 31, 2003, filed with the Securities and Exchange Commission.

                                      /s/ ERNST & YOUNG LLP

San Diego, California
May 27, 2003